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                                                                  EXHIBIT (a)(3)

                 LIGAND PHARMACEUTICALS INCORPORATED NOTICE OF
                      GUARANTEED DELIVERY OF ALRT WARRANTS

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the offer by Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company") to exchange, upon the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal, certain of its outstanding warrants to purchase shares of its common stock, $0.001 par value per share ("Common Stock"). The Exchange Offer (as defined below) relates to warrants (the "Warrants" or "ALRT Warrants") originally issued in the public offering with Allergan Ligand Retiwoid Therapeutics, Inc., at an exercise price of $7.12 per share. As set forth in the Offer to Exchange (as defined below) the Company has offered to exchange any outstanding Warrants, together with payment to the Exchange Agent of $7.12 per share for which the Warrants are exercisable, the number of newly issued shares of Common Stock issuable under such Warrants plus a cash amount of $1.12, net, without interest, per share of Common Stock (the "Exchange Offer"). If (a) certificates representing the Warrants are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Offer Expiration Date (as defined), or (c) time will not permit the Warrants and all other required documents to reach the Exchange Agent prior to the Offer Expiration Date then this form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. However, if the cash payment required to participate in the Exchange Offer is not received by the Exchange Agent before the Offer Expiration date, then neither the tender of the Warrants nor the use of this form will allow the holder of any such Warrants to participate in the Exchange Offer. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Exchange dated November 19, 1999 of the Company (as the same may be amended or supplemented from time to time, the "Offer to Exchange").

     THE EXCHANGE OFFER WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON DECEMBER 18, 1999, UNLESS EXTENDED, (THE "OFFER EXPIRATION DATE"). TENDERS OF WARRANTS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE OFFER EXPIRATION DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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        By Hand Delivery                By Overnight Delivery:                    By Mail:
    120 Broadway, 13th Floor              85 Challenger Road                    P.O. Box 3301
    New York, New York 10271                Mail Drop-Reorg                   South Hackensack
   Attn: Reorganization Dept.      Ridgefield Park, New Jersey 07660          New Jersey 07606
                                      Attn: Reorganization Dept.         Attn: Reorganization Dept.
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           Wire Transfer Instructions:                           Facsimile Transmission:
             The Chase Manhattan Bank                                 (201) 296-4293
                New York, NY 10001
                 ABA# 021 000 021                              Confirm Receipt of Facsimile
  Attn: ChaseMellon Shareholder Services, L.L.C.                      By Telephone:
             Reorg Acct. #323-213057                                  (201) 296-4860
       Re: Ligand Pharmaceuticals Warrants
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                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:
                    CHASEMELLON CONSULTING SERVICES, L.L.C.

                              450 West 33rd Street
                                   14th floor
                            New York, New York 10001

                     Banks and Brokers call: (212) 273-8035
                   all others call toll free: (888) 867-6003

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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     Ladies and Gentlemen: The undersigned hereby tender(s) to Ligand
Pharmaceuticals Incorporated (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal, receipt of which is hereby acknowledged, the Warrants set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange under the heading "The Exchange Offer -- Procedures for Tendering Warrants -- Guaranteed Delivery Procedures."

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Please tender __________ Warrants held by you for my account.

------------------------------------------------------
------------------------------------------------------
(NAME OF RECORD HOLDER(S))                                        (AUTHORIZED
SIGNATURE(S))

--------------------------------------------------------------------------------
(ADDRESS)

--------------------------------------------------------------------------------
(CITY, STATE, ZIP CODE)

--------------------------------------------------------------------------------
(AREA CODE AND TELEPHONE NUMBER)

Dated: ________________, 1999

Certificate No(s). of Warrants (if available):
                                               ---------------------------------
If Warrants will be delivered by book-entry transfer, check box below:

[ ] The Depository Trust Company Trust Company Account No.:
                                                            --------------------

                                        2
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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Warrants tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Warrants complies with Rule 14e-4 and (c) to deliver to the Exchange Agent the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), unless an Agent's Message is utilized, and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Warrants to the Exchange Agent within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

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----------------------------------------------------------    ----------------------------------------------------------
(NAME OF FIRM)                                                (AUTHORIZED SIGNATURE)

----------------------------------------------------------    ----------------------------------------------------------
(ADDRESS)                                                     (NAME) PLEASE TYPE OR PRINT

----------------------------------------------------------    ----------------------------------------------------------
(CITY, STATE, ZIP CODE)                                       (TITLE)

----------------------------------------------------------    ----------------------------------------------------------
(AREA CODE AND TELEPHONE NUMBER)

Dated: , 1999
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DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT TO THE EXCHANGE
AGENT TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL.

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